UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

December 28, 2004

(Date of earliest event reported)

LANDRY’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22150	74-0405386
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1510 West Loop South,

Houston, Texas, 77027

(Address of principal executive offices, including zip code)

(713) 850-1010

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 28, 2004, Landry’s Restaurants, Inc., a Delaware corporation (the “Company”), announced the completion of the offering of $400 million in aggregate principal amount of its 7.5% senior notes due 2014 (the “Notes”). The Notes are unconditionally guaranteed on a senior basis as to principal, premium, if any, and interest by all current and future domestic restricted subsidiaries of the Company (each individually a “Guarantor” and collectively, the “Guarantors”). The Notes were issued pursuant to an indenture, dated as of December 28, 2004 (“Indenture”), among the Company, the Guarantors and Wachovia Bank, National Association, as Trustee. The description of the material terms of the Indenture governing the Notes included in Item 2.03 of this Form 8-K is incorporated by reference into this Item.

In addition to the Indenture, the Company and the Guarantors entered into a registration rights agreement, dated as of December 28, 2004 (“Registration Rights Agreement”) with Wachovia Capital Markets, LLC, Banc of America Securities LLC, Deutsche Bank Securities Inc., Scotia Capital (USA) Inc. and BB&T Capital Markets, a division of Scott and Stringfellow, Inc. Under the Registration Rights Agreement, the Company and the Guarantors have agreed to use their reasonable best efforts to file and cause to become effective a registration statement with respect to an offer to exchange the Notes for notes registered under the Securities Act of 1933, as amended (the “Securities Act”), having substantially identical terms as the Notes (except that additional interest provisions and transfer restrictions pertaining to the Notes will be deleted). If the Company fails to cause the registration statement relating to the exchange offer to become effective within the time periods specified in the Registration Rights Agreement, the Company will be required to pay additional interest on the Notes until the registration statement is declared effective.

In addition, the Company entered into a $450 million Credit Agreement dated as of December 28, 2004 (the “Credit Agreement”) with Wachovia Bank, National Association as administrative agent and collateral agent, Bank of America, N.A. and Deutsche Bank Securities Inc., as syndication agents, The Bank of Nova Scotia and Branch Banking and Trust Company, as documentation agents, and Wachovia Capital Markets, LLC, Banc of America Securities LLC and Deutsche Bank Securities Inc., as joint bookrunners and joint lead arrangers. The Credit Agreement provides for a term loan of $150 million and a revolving credit line of $300 million. The obligations under the Credit Agreement are unconditionally guaranteed by the Guarantors and are secured by substantially all assets of the Company and the Guarantors. The description of the material terms of the Credit Agreement included in Item 2.03 of this Form 8-K is incorporated by reference into this Item.

Section 2 — Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As discussed above, on December 28, 2004, the Company announced the completion of an offering of $400 million in aggregate principal amount of Notes unconditionally guaranteed on a senior basis by the Guarantors. The Notes were sold in the United States only to accredited investors pursuant to an exemption from registration under the Securities Act, and subsequently resold to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons in accordance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act.

The Notes will mature on December 15, 2014. Interest on the Notes will accrue from December 28, 2004 and the Company will pay interest twice a year, on each June 15th and December 15th, beginning June 15, 2005. Before December 15, 2007, the Company may redeem up to 35% of the original aggregate principal amount of the Notes at a redemption price equal to 107.5% of their aggregate principal amount, plus accrued interest, with the net cash proceeds of one or more public equity offerings. In addition, on or after December 15, 2009, the Company may redeem some or all of the Notes at any time at redemption prices that start at 103.75% of the aggregate principal amount. The Company is required to offer to purchase the Notes at 101% of their aggregate principal amount, plus accrued interest, if it experiences specific kinds of changes in control.

In connection with the Notes, the Company entered into an interest rate swap agreement effective December 28, 2004 for a notional amount of $50 million with a floating interest rate of LIBOR plus a spread. The interest rate swap agreement qualifies as a fair value hedge.

The Indenture under which the Notes have been issued contains covenants that will limit the ability of the Company and the Guarantors to, among other things: incur or guarantee additional indebtedness; create liens; pay dividends on or redeem or repurchase stock; make certain types of investments; sell stock of certain of the Company’s subsidiaries; restrict dividends or other payments from the Company’s subsidiaries; enter into transactions with affiliates; sell assets or merge with other companies.

As discussed above, on December 28, 2004, the Company entered into a new senior credit facility provided by a syndicate of banks and other financial institutions led by Wachovia Bank, National Association, as administrative agent and collateral agent. The senior credit facility provides for a term loan in the principal amount of $150 million and a revolving credit line in the maximum principal amount of $300 million.

Interest on the term loan portion of the senior credit facility accrues at an adjusted prime rate plus 0.75% or, at the Company’s option, at the Eurodollar base rate plus 1.75%. The term loan facility requires regularly scheduled quarterly payments of principal and interest, and the entire amount of the term loan facility will mature on December 28, 2010.

Borrowings under the revolving credit line portion of the senior credit facility bear interest at an adjusted prime rate plus 0.75% or, at the Company’s option, at the Eurodollar base rate plus 1.75%, with the rate of interest to increase or decrease as the Company’s leverage ratio decreases or increases over predetermined ratios. The full amount borrowed under the revolving credit line will mature on December 28, 2009.

The obligations under the Credit Agreement are unconditionally guaranteed by the Guarantors, and are secured by a security interest in substantially all of the tangible and intangible assets of the Company and the Guarantors. The obligations under the Credit Agreement are also secured by a pledge of the capital stock of the Company’s direct and indirect U.S. subsidiaries. The Company has not entered into any interest rate protection agreements with respect to the senior credit facility.

The Credit Agreement contains covenants that will limit the ability of the Company and the Guarantors to, among other things, incur or guarantee additional indebtedness; create liens; pay dividends on or repurchase stock; make certain types of investments; sell stock of certain of the Company’s subsidiaries; restrict dividends or other payments from the Company’s subsidiaries; enter into transactions with affiliates; sell assets or merge with other companies. The senior credit facility also requires compliance with several financial covenants, including a maximum leverage ratio, a maximum senior leverage ratio, and a minimum fixed charge coverage ratio.

The Company plans to use the net proceeds of the offering and sale of the Notes, together with borrowings under the new senior credit facility, to refinance debt, pay related transaction fees and expenses, and for general corporate purposes, which may include acquisitions, investments and repurchases of its outstanding stock. As part of the closing of the sale of the Notes, the Company repaid all amounts outstanding under its old credit facility and repurchased all of its existing senior notes. The Company paid a redemption premium of approximately $14.5 million in connection with the repurchase of the existing senior notes and termination of related interest rate swap agreements with a notional amount of $75 million.

The description set forth above in Item 1.01 and this Item 2.03 is qualified by the Indenture governing the Notes, the Registration Rights Agreement, the Credit Agreement and related documents, which are filed as exhibits herewith.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Title of Document
10.1	Indenture, dated December 28, 2004, among the Company, the Guarantors and Wachovia Securities, National Association, as trustee.

10.2	Registration Rights Agreement, dated December 28, 2004, among the Company, the Guarantors, and the initial purchasers party thereto.

10.3	Credit Agreement dated December 28, 2004 among the Company, Wachovia Bank, National Association as administrative agent and collateral agent, Bank of America, N.A. and Deutsche Bank Securities Inc., as syndication agents, The Bank of Nova Scotia and Branch Banking and Trust Company, as documentation agents, and Wachovia Capital Markets, LLC, Banc of America Securities LLC and Deutsche Bank Securities Inc., as joint bookrunners and joint lead arrangers.

10.4	Security Agreement, dated December 28, 2004 among the Company, the additional grantors named therein, and Wachovia Bank, National Association, as collateral agent.

10.5	Guaranty, dated December 28, 2004 by the Guarantors in favor of the secured parties as defined in the Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDRY’S RESTAURANTS, INC.

January 4, 2005	By:	/s/ Steven L. Scheinthal
Steven L. Scheinthal Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Title of Document
10.1	Indenture, dated December 28, 2004, among the Company, the Guarantors and Wachovia Securities, National Association, as trustee.

10.2	Registration Rights Agreement, dated December 28, 2004, among the Company, the Guarantors, and the initial purchasers party thereto.

10.3	Credit Agreement dated December 28, 2004 among the Company, Wachovia Bank, National Association as administrative agent and collateral agent, Bank of America, N.A. and Deutsche Bank Securities Inc., as syndication agents, The Bank of Nova Scotia and Branch Banking and Trust Company, as documentation agents, and Wachovia Capital Markets, LLC, Banc of America Securities LLC and Deutsche Bank Securities Inc., as joint bookrunners and joint lead arrangers.

10.4	Security Agreement, dated December 28, 2004 among the Company, the additional grantors named therein, and Wachovia Bank, National Association, as collateral agent.

10.5	Guaranty, dated December 28, 2004 by the Guarantors in favor of the secured parties as defined in the Credit Agreement.